Exhibit T3E.4

Invitation to active shareholders of record:

You’re Invited!
Please join members of the Kinney Board of Directors for a special meeting explaining our plan for the transition of ownership and changes to the ESOP/401(k) Plan.

You are welcome to bring a family member or personal advisor with you.
We’ve scheduled multiple sessions for your convenience.  See the back of this card for meeting locations and times.

RSVP by calling, toll-free, the Kinney Help Line at 1-866-376-7487.

Please indicate which meeting you are attending and whether you plan on bringing a guest with you.

You may also want to bring the materials in this packet to the meeting.  We look forward to seeing you!

Please RSVP to the Meeting Nearest You...

Thursday, March 20 – 7:00 p.m.
Kinney Board Room
Corporate Headquarters
29 East Main St.
Gouverneur, NY 13642

Monday, March 24 – 6:00 p.m.
Kinney Board Room
Corporate Headquarters

Tuesday, April 1 – 6:00 p.m.
Best Western Carriage House Inn
Empire Room 3
300 Washington St.
Watertown, NY 13601

Wednesday, April 2 – 6:00 p.m.
Holiday Inn Syracuse-Liverpool
Convention Center D
441 Electronics Pkwy.
Liverpool, NY 13088

Thursday, April 3 – 6:00 p.m.
Super 8 Plattsburgh
Conference Room
7129 Route 9 N
Plattsburgh, NY 12901

Friday, April 4 – 6:00 p.m.
Best Western Windjammer Inn
Clermont Room
1076 Williston Rd.
South Burlington, VT 05403

Beginning Monday, March 17, you can RSVP to the Kinney Help Line between the hours of 9 a.m. and 9 p.m. Eastern Time, Monday through Friday by calling 1-866-376-7487.

Invitation to inactive shareholders of record:

You’re Invited!
Please join members of the Kinney Board of Directors for a special meeting explaining the exchange offer to shareholders of record.

You are welcome to bring a family member or personal advisor with you.

We’ve scheduled multiple sessions for your convenience.  See the back of this card for meeting locations and times.

RSVP by calling, toll-free, the Kinney Help Line at 1-866-376-7487.

Please indicate which meeting you are attending and whether you plan on bringing a guest with you.   You may also want to bring the materials in this packet with you.

We look forward to seeing you!

Please RSVP to the Meeting Nearest You...

Thursday, March 20 – 10:00 a.m. or 4:30 p.m.
Kinney Board Room
Corporate Headquarters
29 East Main St.
Gouverneur, NY 13642

Monday, March 24 – 1:00 p.m.
Kinney Board Room
Corporate Headquarters
29 East Main St.
Gouverneur, NY 13642

Wednesday, March 26 – 6:00 p.m.
Holiday Inn Syracuse-Liverpool
Ballroom East
441 Electronics Pkwy.
Liverpool, NY 13088

Friday, March 28 – 6:00 p.m.
Kinney Board Room
Corporate Headquarters
29 East Main St.
Gouverneur, NY 13642

Beginning Monday, March 17, you can RSVP to the Kinney Help Line between the hours of 9 a.m. and 9 p.m. Eastern Time, Monday through Friday by calling 1-866-376-7487.